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                                                                     Exhibit 4.1

                          REGISTRATION RIGHTS AGREEMENT

         This Agreement dated as of May 11, 2001 is entered into between SCC Communications Corp., a Delaware corporation (the "Company"), Lucent Technologies Inc., a Delaware corporation ("Lucent") and Lucent Technologies Guardian I Corp., a Delaware corporation ("IP-Guardian").

                                    RECITALS

         WHEREAS, the Company and Lucent are entering into an Amended and Restated Agreement for the Purchase and Sale of Assets dated as of May 11, 2001 (the "Purchase Agreement"); and

         WHEREAS, the Company and Lucent desire to provide for certain arrangements with respect to the registration under the Securities Act of 1933 of shares of common stock of the Company being issued pursuant to the Purchase Agreement (the "Shares");

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

         1.       CERTAIN DEFINITIONS.

         As used in this Agreement, the following terms shall have the following respective meanings:

                  "COMMON STOCK" means the common stock, $.001 par value per share, of the Company.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC issued under such Act, as they each may, from time to time, be in effect.

                  "OTHER HOLDERS" means holders of securities of the Company (other than the Stockholders) who are entitled, by contract with the Company entered into prior to the date of this Agreement, to have securities included in a registration statement.

                  "PROSPECTUS" means the prospectus included in any Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                  "REGISTRATION STATEMENT" means a registration statement filed by the Company with the SEC for a public offering and sale of securities of the Company other than, (i) a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, (ii) any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation or (iii) a registration statement


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filed pursuant to that certain registration rights agreement dated May 10,
2001 between the Company and RS Investment Management Co. LLC.

                  "REGISTRATION EXPENSES" means the expenses described in
Section 2.4.

                  "REGISTRABLE SHARES" means (i) the Shares and (ii) any other shares of Common Stock issued in respect of such Shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); PROVIDED, HOWEVER, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon any sale pursuant to a Registration Statement or Rule 144 under the Securities Act. It is understood that the term "Registrable Shares" does not include any shares of Preferred Stock (as defined in the Purchase Agreement) that may be issued to Lucent or IP-Guardian under the Purchase Agreement.

                  "SEC" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC issued under such Act, as they each may, from time to time, be in effect.

                   "SELLING STOCKHOLDER" means any Stockholder owning Registrable Shares included in a Registration Statement.

                  "SHARES" shall have the meaning specified in preamble to this Agreement.

                  "STOCKHOLDERS" means Lucent, IP-Guardian and any persons or entities to whom the rights granted under this Agreement are transferred by Lucent, IP-Guardian, their successors or assigns pursuant to Section 3 hereof.

         2.       REGISTRATION RIGHTS.

                  2.1      REQUIRED REGISTRATIONS.

                           (a)      Subject to the limitations set forth below,
at any time following the date hereof, Lucent, or Stockholders holding not less than a majority of the outstanding Registrable Shares, may request, in writing, that the Company effect the registration (a "Demand Registration") of up to 25% of the Registrable Shares having a value of a least $500,000 pursuant to either
(i) a Registration Statement on Form S-3 providing for a shelf offering or (ii) an appropriate Registration Statement providing for an underwritten offering. For purposes of the preceding sentence, the value of Registrable Shares shall be based on the closing price of the Common Stock on the Nasdaq National Market on the date on which the registration request is given. The Company shall maintain the effectiveness of any such shelf Registration Statement for a period of up to 90 days after the same has been first declared effective by the SEC, subject to the suspension provisions set forth in Sections 2.1(f) and 2.1(g).

                           (b)      Upon receipt of any demand pursuant to this
Section 2.1, the Company shall promptly give written notice of such proposed registration to all other Stockholders. Such Stockholders shall have the right, by giving written notice to the Company


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within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Stockholders may request in such notice of election, subject in the case of an underwritten offering to the approval of the managing underwriter as provided in Section 2.1(c) below. Thereupon, the Company shall, as expeditiously as possible, use its reasonable efforts to effect the registration on an appropriate registration form of all Registrable Shares which the Company has been requested to so register.

                           (c)      If any Stockholder intends to distribute the
Registrable Shares covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1(a), and the Company shall include such information in its written notice referred to in Section 2.1(b). The right of any Stockholder to include its Registrable Shares in such registration pursuant to Section 2.1(a) shall be conditioned upon such Stockholder's participation in such underwriting on the terms set forth herein. If the managing underwriter determines that the marketing factors require a limitation of the number of shares to be underwritten, the number of shares to be included in a Registration Statement filed pursuant to this Section 2.1 shall be reduced pro rata among the requesting Stockholders and the Other Holders requesting registration in proportion, as nearly as practicable, to the respective number of shares that were requested to be included in such registration.

                           (d)      The Selling Stockholder initiating
registration shall have the right to select the managing underwriter(s) for any underwritten offering requested pursuant to Section 2.1(a), subject to the approval of the Company, which approval will not be unreasonably withheld.

                           (e)      The Company shall not be required to effect
more than four registrations pursuant to Section 2.1. In addition, the Company shall not be required to effect any Demand Registration within six months after the effective date of the Registration Statement relating to any prior Demand Registration.

                           (f)      If at the time of any request to register
Registrable Shares pursuant to this Section 2.1, the Company is engaged or has plans to engage in any activity or transaction or preparations or negotiations for any activity or negotiation that the Company desires to keep confidential for business reasons, and (i) the board of directors of the Company determines in good faith that the public disclosure requirements imposed on the Company pursuant to the Registration Statement would require disclosure of such activity or transaction and (ii) the Chief Executive Officer of the Company provides a certificate to Lucent setting forth such determination by the board of directors, then the Company may defer such Demand Registration for a period not in excess of 120 days from the date of the demand request; provided, that such right to delay a request may be exercised by the Company not more than once in any 12-month period.

                           (g)      Notwithstanding the foregoing, the Company
may, by written notice to a Stockholder initiating registration, decline to take any action to effect a Demand Registration during the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Registration Statement subject to Section 2.2 if the Company files a Registration Statement with the SEC for the purpose of registering under the Securities Act any


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securities to be publicly offered and sold by the Company; provided that the
Company is actively employing in good faith all reasonable efforts to cause such Registration Statement to become effective.

                  2.2      INCIDENTAL REGISTRATION.

                           (a)      Whenever the Company proposes to file a
Registration Statement (other than a Registration Statement filed pursuant to Section 2.1 at any time and from time to time, it will, prior to such filing, give written notice to all Stockholders of its intention to do so. Upon the written request of a Stockholder or Stockholders given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its reasonable efforts to cause all Registrable Shares which the Company has been requested by such Stockholder or Stockholders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Stockholder or Stockholders; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section
2.2 without obligation to any Stockholder.

                           (b)      If the registration for which the Company
gives notice pursuant to Section 2.2(a) is a registered public offering involving an underwriting, the Company shall so advise the Stockholders as a part of the written notice given pursuant to Section 2.2(a). In such event, the right of any Stockholder to include its Registrable Shares in such registration pursuant to Section 2.2 shall be conditioned upon such Stockholder's participation in such underwriting on the terms set forth herein. All Stockholders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for the underwriting by the Company. Notwithstanding any other provision of this Section 2.2, if the managing underwriter determines that the inclusion of all shares requested to be registered would adversely affect the offering, the Company may limit the number of Registrable Shares to be included in the registration and underwriting. The Company shall so advise all holders of Registrable Shares requesting registration, and the number of shares that are entitled to be included in the registration and underwriting shall be allocated in the following manner. The securities of the Company held by holders other than Stockholders and Other Holders shall be excluded from such registration and underwriting to the extent deemed advisable by the managing underwriter, and, if a further limitation on the number of shares is required, the number of shares that may be included in such registration and underwriting shall be allocated among all Stockholders and Other Holders requesting registration in proportion, as nearly as practicable, to the respective number of shares that were requested to be included in such registration. If any holder of Registrable Shares or any Other Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company, and any Registrable Shares or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration and reallocated among any remaining selling stockholders in accordance with the immediately preceding sentence.

                           (c)      Notwithstanding the foregoing, the Company
shall not be required, pursuant to this Section 2.2, to include any Registrable Shares in a Registration Statement if such


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Registrable Shares can be sold by the Stockholder within a 3-month period pursuant to Rule 144 under the Securities Act.

                  2.3      REGISTRATION PROCEDURES.

                           (a)      If and whenever the Company is required by
the provisions of this Agreement to use its reasonable efforts to effect the registration of any Registrable Shares under the Securities Act, the Company shall:

                                    (i)     file with the SEC a Registration
Statement with respect to such Registrable Shares and use its reasonable efforts to cause that Registration Statement to become effective as soon as possible;

                                    (ii)    as expeditiously as possible prepare
and file with the SEC any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof) and to keep the Registration Statement effective for ninety (90) days from the effective date or such lesser period until all such Registrable Shares are sold;

                                    (iii)   as expeditiously as possible furnish
to each Selling Stockholder such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such Selling Stockholder;

                                    (iv)    as expeditiously as possible use its
reasonable efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Stockholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the Selling Stockholder; PROVIDED, HOWEVER, that the Company shall not be required in connection with this paragraph (iv) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

                                    (v)     as expeditiously as possible, cause
all such Registrable Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

                                    (vi)    promptly provide a transfer agent
and registrar for all such Registrable Shares not later than the effective date of such Registration Statement;

                                    (vii)   as expeditiously as possible,
notify each Selling Stockholder, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; and


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                                    (viii)  as expeditiously as possible
following the effectiveness of such Registration Statement, notify each seller of such Registrable Shares of any request by the SEC for the amending or supplementing of such Registration Statement or Prospectus.

                           (b)      If the Company has delivered a Prospectus
to the Selling Stockholders and after having done so the Prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Selling Stockholders and, if requested, the Selling Stockholders shall immediately cease making offers of Registrable Shares and return all Prospectuses to the Company. The Company shall as promptly possible provide the Selling Stockholders with revised Prospectuses and, following receipt of the revised Prospectuses, the Selling Stockholders shall be free to resume making offers of the Registrable Shares.

                           (c)      In the event that, in the judgment of the
Company, it is advisable to suspend use of a Prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify all Selling Stockholders to such effect, and, upon receipt of such notice, each such Selling Stockholder shall immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement until such Selling Stockholder has received copies of a supplemented or amended Prospectus or until such Selling Stockholder is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Following public disclosure (or other resolution eliminating the need for such public disclosure) of the development or event that caused suspension of the use of a Prospectus, the Company shall use its reasonable best efforts to update or supplement any Prospectus as soon as practicable so as to enable Selling Stockholders to resume use thereof.

                  2.4 ALLOCATION OF EXPENSES. The Company will pay all Registration Expenses for all registrations under this Agreement; PROVIDED, HOWEVER, that if a registration under Section 2.1 is withdrawn at the request of Lucent (other than as a result of information concerning the business or financial condition of the Company which is made known to the Stockholders after the date on which such registration was requested), the requesting Stockholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration. For purposes of this Section, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company, state Blue Sky fees and expenses, and the expense of any special audits or other accounting fees incident to or required by any such registration, but excluding underwriting commissions and expenses and any costs and expenses of any counsel retained by Selling Stockholders.

                  2.5      INDEMNIFICATION AND CONTRIBUTION.

                           (a)      In the event of any registration of any of
the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Stockholder, each underwriter of such Registrable Shares, and each other


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person, if any, who controls such Selling Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such Selling Stockholder, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such Selling Stockholder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company by or on behalf of such Selling Stockholder, underwriter or controlling person for use in the preparation thereof.

                           (b)      In the event of any registration of any of
the Registrable Shares under the Securities Act pursuant to this Agreement, each Selling Stockholder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such Selling Stockholder furnished to the Company by or on behalf of such Selling Stockholder for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; PROVIDED, HOWEVER, that the obligations of a Selling Stockholder hereunder shall be limited to an amount equal to the net proceeds to such Selling Stockholder of Registrable Shares sold in connection with such registration.

                           (c)      Each party entitled to indemnification
under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the


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defense of any such claim or any litigation resulting therefrom; PROVIDED, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, PROVIDED, FURTHER, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party's expense; PROVIDED, HOWEVER, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; PROVIDED FURTHER that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

                           (d)      In order to provide for just and equitable
contribution in circumstances in which the indemnification provided for in this
Section 2.5 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Selling Stockholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Selling Stockholders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the Selling Stockholders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 2.5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph of Section 2.5, (a) in no case shall any one Selling Stockholder be liable or responsible for any amount in excess of the net proceeds received by such Selling Stockholder from the offering of Registrable Shares and (b) the Company shall be liable and responsible for any amount in excess of such proceeds; PROVIDED, HOWEVER, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom


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contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld.

                  2.6 OTHER MATTERS WITH RESPECT TO UNDERWRITTEN OFFERINGS. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 2.1, the Company agrees to (a) enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of the Company and customary covenants and agreements to be performed by the Company, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering; (b) use its reasonable efforts to cause its legal counsel to render customary opinions to the underwriters with respect to the Registration Statement; and
(c) use its reasonable efforts to cause its independent public accounting firm to issue customary "cold comfort letters" to the underwriters with respect to the Registration Statement.

                  2.7 INFORMATION BY HOLDER. Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

                  2.8 "STAND-OFF" AGREEMENT; CONFIDENTIALITY OF NOTICES. Each Stockholder, if requested by the Company and the managing underwriter of an underwritten public offering by the Company of Common Stock, shall not sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Stockholder for a period of 90 days following the effective date of a Registration Statement; provided that all stockholders of the Company then holding at least 5% of the outstanding Common Stock and all officers and directors of the Company enter into similar agreements. Any Stockholder receiving any written notice from the Company regarding the Company's plans to file a Registration Statement shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.

                  2.9 TERMINATION. All of the Company's obligations to register Registrable Shares of any Stockholder (including Lucent) under this Agreement shall terminate when all of the Registrable Shares on such Stockholder can be sold within a 3-month period pursuant to Rule 144 of the Securities Act.

         3. TRANSFERS OF RIGHTS. This Agreement, and the rights and obligations of Lucent hereunder, may be assigned by Lucent or its successors to (i) any person or entity to which at least 25% of the Registrable Shares are transferred or (ii) to any partner, stockholder or affiliate of Lucent, and such transferee shall be deemed a "Stockholder" for purposes of this Agreement; provided that the transferee provides written notice of such assignment to the Company and agrees in writing to be bound hereby.


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

         4.       GENERAL.

                           (a)      SEVERABILITY.  The invalidity or
unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                           (b)      SPECIFIC PERFORMANCE.  In addition to any
and all other remedies that may be available at law in the event of any breach of this Agreement, each Purchaser shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

                           (c)      GOVERNING LAW.  This Agreement shall be
governed by and construed in accordance with the internal laws of New York (without reference to the conflicts of law provisions thereof).

                           (d)      NOTICES.  All notices, requests, consents,
and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

         If to the Company, at SCC Communications Corp., 6285 Lookout Road, Boulder, Colorado 80301, Attention: Chief Executive Officer, or at such other address or addresses as may have been furnished in writing by the Company to Lucent, with a copy to Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, Attention: Mark L. Johnson, Esq.; or

         If to Lucent or IP-Guardian, at Lucent Technologies Inc., New Ventures Group, 600 Mountain Ave., Murray Hill, New Jersey 07974, Attention:
Group President, NVG, or at such other address or addresses as may have been furnished to the Company in writing by Lucent, with a copy to Lucent Technologies Inc., 600 Mountain Ave., Room 2F-107, Murray Hill,
New Jersey 07974, Attention: Dror Futter, Esq.

         Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

                           (e)      COMPLETE AGREEMENT.  This Agreement
constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

                           (f)      AMENDMENTS AND WAIVERS.  Any term of this
Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either


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retroactively or prospectively), with the written consent of the Company and the holders of at least 50% of the Registrable Shares held by all of the Stockholders. Notwithstanding the foregoing, this Agreement may be amended or terminated, and any right hereunder may be waived with respect to all parties to this Agreement with the consent of the holders of less than all Registrable Shares only in a manner which applies to all such holders in the same fashion. Any such amendment, termination or waiver effected in accordance with this Section 4(f) shall be binding on all parties hereto, even if they do not execute such consent and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

                           (g)      PRONOUNS.  Whenever the context may require,
any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

                           (h)      COUNTERPARTS; FACSIMILE SIGNATURES.  This
Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

                           (i)      SECTION HEADINGS.  The section headings are
for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

                           (j)      PUBLICITY.  Except for the press release
contemplated by the Purchase Agreement, neither Lucent nor Company shall, without the approval of the other, make any press release or other announcement concerning the existence of this Agreement or the terms of the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by applicable law, in which case the other party shall be advised and the parties shall use their reasonable commercial efforts to cause a mutually agreeable release or announcement to be issued; PROVIDED, HOWEVER, that the foregoing shall not preclude communications or disclosures necessary to comply with accounting, stock exchange, Nasdaq National Market or applicable federal and state securities law disclosure obligations.


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

Executed as of the date first written above.

                                       COMPANY:

                                       SCC COMMUNICATIONS CORP.

                                       By:___________________________________

                                       Name:_________________________________

                                       Title:________________________________

                                       LUCENT:

                                       LUCENT TECHNOLOGIES INC.

                                       By:___________________________________

                                       Name:_________________________________

                                       Title:________________________________

                                       IP-GUARDIAN:

                                       LUCENT TECHNOLOGIES
                                       GUARDIAN I CORP.

                                       By:___________________________________

                                       Name:_________________________________

                                       Title:________________________________






                 (SIGNATURE PAGE REGISTRATION RIGHTS AGREEMENT)


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